UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2009 (June 23, 2009)
King Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Tennessee	001-15875	54-1684963

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Fifth Street, Bristol, Tennessee	37620

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (423) 989-8000
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
          King Pharmaceuticals, Inc. (the “Company”) is party to an exclusive license agreement with Acura Pharmaceuticals, Inc. (“Acura”) for the development and commercialization of certain opioid analgesic products utilizing Acura’s Aversion® Technology in the United States, Canada and Mexico. The agreement provides us with an exclusive license for Acurox® (oxycodone hydrochloride and niacin) Tablets.
          On June 18, 2009, Acura received a communication from the Food and Drug Administration (“FDA”) regarding the New Drug Application (“NDA”) for Acurox® Tablets, which was granted priority review by the FDA on February 22, 2009. This communication contained preliminary comments from the FDA related to its review of the NDA and noted that the comments are subject to change as the review continues.
          Based upon the proximity of this communication to the June 30, 2009 Prescription Drug User Fee Act (PDUFA) date for the NDA, management believes that the Company is unlikely to receive regulatory approval of the NDA on that date.
FORWARD-LOOKING STATEMENTS
This report contains forward-looking statements which reflect management’s current views of future events and operations, including, but not limited to, statements pertaining to the Company’s expectations regarding the FDA’s review of the Company’s NDA for Acurox® (oxycodone hydrochloride and niacin) Tablets. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. A factor which may cause results to differ is dependence on the unpredictability of the duration and results of the FDA’s review of the Company’s NDA for Acurox® (oxycodone hydrochloride and niacin) Tablets. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of the Company’s Form 10-K for the year ended December 31, 2008, and Form 10-Q for the first quarter ended March 31, 2009, which are on file with the U.S. Securities and Exchange Commission. The Company does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2009	KING PHARMACEUTICALS, INC.
	By:	/s/ Brian A. Markison
		Name:	Brian A. Markison
		Title:	President and Chief Executive Officer